Lithia & Driveway (LAD) Reports Record Fourth Quarter Revenue of $9.2 billion, a 20% Increase, and the First Profitable Year for Finance Operations
________________________________________________

Announces Dividend of $0.53 per Share for Fourth Quarter

Medford, Oregon, February 12, 2025 - Lithia & Driveway (NYSE: LAD) today reported the highest fourth quarter revenue in company history and the first profitable year for Financing Operations, which includes Driveway Finance Corporation.

Fourth quarter 2024 revenue increased 20% to $9.2 billion from $7.7 billion in the fourth quarter of 2023.

Fourth quarter 2024 diluted earnings per share attributable to LAD was $8.12, a 5% increase from $7.74 per share reported in the fourth quarter of 2023. Fourth quarter 2024 adjusted diluted earnings per share attributable to LAD was $7.79, a 6% decrease compared to $8.32 per share in the same period of 2023. Insurance proceeds related to a business interruption claim, partially offset by foreign currency exchange losses, increased diluted earnings per share by $0.17.

Fourth quarter 2024 net income was $217 million, remained flat compared to net income of $216 million in the same period of 2023. Adjusted fourth quarter 2024 net income was $209 million, a 10% decrease compared to adjusted net income of $232 million for the same period of 2023.

As shown in the attached non-GAAP reconciliation tables, the 2024 fourth quarter adjusted results exclude a $0.33 per diluted share impact resulting from non-core items, including a net gain on the disposal of stores and tax attributes, partially offset by acquisition expenses. The 2023 fourth quarter adjusted results exclude a $0.58 per diluted share impact resulting from non-core items, including acquisitions expenses and a net loss on the disposal of stores, partially offset by insurance reserves.

Key Fourth Quarter 2024 Highlights:

•Total revenues increased 20% compared to fourth quarter 2023
•New retail units increased 7.4 % on a same-store basis
•Aftersales gross profit increased 4.5% on a same-store basis
•Driveway Finance Corporation (DFC) originated $501 million in loans, for a portfolio of $3.9 billion in average managed receivables, with net interest margin increasing to 4.7%
•Repurchased 0.9% of outstanding shares

"2024 marks another milestone year for Lithia & Driveway, with record-breaking fourth-quarter revenues, the first profitable year for Driveway Finance, and the continued maturity of foundational elements to our strategy." said Bryan DeBoer, President and CEO. "Our focus on providing experiences that enhance customer loyalty, unlocking the full potential of our platform, and accelerating the growth of our unique ecosystem, positions us to deliver sustainable performance and best-in-class returns. We believe our omnichannel strategy, supported by a strong financial foundation, will allow us to drive continued growth in 2025 and beyond."

Full year 2024 revenue increased 17% to a record $36.2 billion from $31.0 billion in 2023.

Full year 2024 diluted earnings per share attributable to LAD was $29.65, an 18% decrease from $36.29 per share reported in 2023. Full year 2024 adjusted diluted earnings per share attributable to LAD was $29.96, a 19% decrease from $36.94 per share reported in 2023. Equity method investment gains and foreign currency exchange losses had a positive net impact to our diluted earnings per share by $0.44. Full year 2024 net income attributable to LAD decreased 20% to $0.8 billion from $1.0 billion for 2023. Adjusted net income attributable to LAD decreased 20% to $0.8 billion for 2024 from $1.0 billion for 2023.

As shown in the attached non-GAAP reconciliation tables, the 2024 adjusted results exclude a $0.31 per diluted share net impact resulting from non-core items, including a premium paid for the redemption of the remaining non-controlling interest in Pfaff Automotive, acquisition expenses, and insurance reserves, offset by a net gain on disposal of stores and tax attributes. The

2023 adjusted results exclude a $0.65 per diluted share impact resulting from non-core items, including acquisition expenses, one-time contract buyout, and insurance reserves, offset by a net gain on disposal of stores.

Full Year-over-Year and 2024 Operating Highlights:
•Record full year revenues of $36.2 billion, including $5.9 billion of acquired annual revenue
•Aftersales gross profit increased 4.7% on a same-store basis
•Financing operations first profitable year with income of $15.4 million, compared to a loss of $45.9 million in 2023
•Driveway Finance Corporation scaled portfolio to $3.7 billion in average managed receivables, and increased net interest margin by 135 basis points to 4.2%
•Repurchased $348 million of shares, 4.6% of shares outstanding

Corporate Development
In January 2025, LAD continued to expand its network in the Mid-Atlantic region with the acquisition of the Stohlman Subaru store in Sterling, Virginia. This addition will strengthen LAD’s brand offerings in the region’s market and increase our presence in this growing market. This acquisition adds expected annual revenue of $80 million.

Balance Sheet Update
LAD ended the fourth quarter with approximately $1.4 billion in cash and cash equivalents, marketable securities, and availability on our revolving lines of credit. In addition, unfinanced real estate could provide additional liquidity of approximately $0.3 billion.

Dividend Payment and Share Repurchases
The Board of Directors approved a dividend of $0.53 per share related to fourth quarter 2024 financial results. The dividend is expected to be paid on March 21, 2025 to shareholders of record on March 7, 2025.

During 2024, we repurchased approximately 1,230,000 shares at a weighted average price of $283. To date in 2025, we have repurchased approximately 43,000 shares at a weighed average price of $345. Under the current share repurchase authorization approximately $454.3 million remains available.

Fourth Quarter Earnings Conference Call and Updated Presentation
The fourth quarter 2024 conference call may be accessed at 10:00 a.m. ET today by telephone at 877-407-8029. An updated presentation highlighting the fourth quarter 2024 results has been added to our investor relations website. To listen live on our website or for replay, visit investors.lithiadriveway.com and click on quarterly earnings.

About Lithia & Driveway (LAD)
Lithia & Driveway (NYSE: LAD) is the largest global automotive retailer providing a wide array of products and services throughout the vehicle ownership lifecycle. Simple, convenient, and transparent experiences are offered through our comprehensive network of physical locations, e-commerce platforms, captive finance solutions, fleet management offerings, and other synergistic adjacencies. We deliver consistent, profitable growth in a massive and unconsolidated industry. Our highly diversified and competitively differentiated design provides us the flexibility and scale to pursue our vision to modernize personal transportation solutions wherever, whenever and however consumers desire.

Sites
www.lithia.com
investors.lithiadriveway.com
www.lithiacareers.com
www.driveway.com
www.greencars.com
www.drivewayfinancecorp.com

Lithia & Driveway on Facebook
https://www.facebook.com/LithiaMotors
https://www.facebook.com/DrivewayHQ

Lithia & Driveway on Twitter
https://x.com/lithiamotors
https://x.com/DrivewayHQ
https://x.com/GreenCarsHQ

Contact:
Jardon Jaramillo
Senior Director - Finance and Investor Relations
IR@lithia.com
(503) 799-5254

Forward-Looking Statements
Certain statements in this presentation, and at times made by our officers and representatives, constitute forward-looking statements within the meaning of the “Safe Harbor” provisions of the Private Securities Litigation Reform Act of 1995. Generally, you can identify forward-looking statements by terms such as “project,” “outlook,” “target,” “may,” “will,” “would,” “should,” “seek,” “expect,” “plan,” “intend,” “forecast,” “anticipate,” “believe,” “estimate,” “predict,” “potential,” “likely,” “ensure,” “goal,” “strategy,” “future,” “maintain,” and “continue” or the negative of these terms or other comparable terms. Examples of forward-looking statements in this presentation include, among others, statements regarding:

•Future market conditions, including anticipated car and other sales and gross profit levels and the supply of inventory
•Our business strategy and plans, including our achieving our long-term EPS and other financial targets
•The growth, expansion, make-up and success of our network, including our finding accretive acquisitions that meet our target valuations and acquiring additional stores
•Annualized revenues from acquired stores or achieving target returns
•The growth and performance of our Driveway e-commerce home solution and Driveway Finance Corporation (DFC), their synergies and other impacts on our business and our ability to meet Driveway and DFC-related targets
•The impact of sustainable vehicles and other market and regulatory changes on our business, including evolving vehicle distribution models
•Our capital allocations and uses and levels of capital expenditures in the future
•Expected operating results, such as improved store performance, continued improvement of selling, general and administrative expenses as a percentage of gross profit and any projections
•Our anticipated financial condition and liquidity, including from our cash and the future availability of our credit facilities, unfinanced real estate and other financing sources
•Our continuing to purchase shares under our share repurchase program
•Our compliance with financial and restrictive covenants in our credit facilities and other debt agreements
•Our programs and initiatives for team member recruitment, training, and retention
•Our strategies and targets for customer retention, growth, market position, operations, financial results and risk management

Because forward-looking statements relate to the future, they are subject to inherent uncertainties, risks and changes in circumstances that are difficult to predict and many of which are outside of our control. Forward-looking statements are not guarantees of future performance, and our actual results of operations, financial condition and liquidity and development of the industry in which we operate may differ materially from those made in or suggested by the forward-looking statements in this presentation. Therefore, you should not rely on any of these forward-looking statements. The risks and uncertainties that could cause actual results to differ materially from estimated or projected results include, without limitation:

•Future national and local economic and financial conditions, including as a result of inflation, governmental programs and spending, and public health issues
•The market for dealerships, including the availability of stores to us for an acceptable price
•Changes in customer demand and the electric vehicle landscape and the impact of evolving digital technologies
•Changes in our relationship with, and the financial and operational stability of, OEMs and other suppliers, and vehicle delivery models
•Changes in the competitive landscape, including through technology and our ability to deliver new products, services and customer experiences and a portfolio of in-demand and available vehicles
•Risks associated with our indebtedness, including available borrowing capacity, interest rates, compliance with financial covenants and ability to refinance or repay indebtedness on favorable terms
•The adequacy of our cash flows and other conditions which may affect our ability to fund capital expenditures, obtain favorable financing and pay our quarterly dividend at planned levels
•Disruptions to our technology network including computer systems, as well as natural events such as severe weather or man-made or other disruptions of our operating systems, facilities or equipment
•Government regulations and legislation
•The risks set forth throughout “Part II, Item 7. Management’s Discussion and Analysis of Financial Condition and Results of Operations” and in “Part I, Item 1A. Risk Factors” of our most recent Annual Report on Form 10-K, and in “Part II, Item 1A. Risk Factors” of our Quarterly Reports on Form 10-Q, and from time to time in our other filings with the SEC.

Any forward-looking statement made by us in this presentation is based only on information currently available to us and speaks only as of the date on which it is made. Except as required by law, we undertake no obligation to publicly update any forward-looking statement, whether written or oral, that may be made from time to time, whether as a result of new information, future developments or otherwise.

Non-GAAP Financial Measures
This presentation contains non-GAAP financial measures, which may include adjusted net income, adjusted net income attributable to LAD, adjusted net income attributable to non-controlling interests, adjusted net income attributable to redeemable non-controlling interest, adjusted diluted earnings per share attributable to LAD, adjusted SG&A, adjusted SG&A as a percentage of revenue and gross profit, adjusted operating income, adjusted net cash provided by operating activities, adjusted income before income taxes, adjusted income tax (provision) benefit, adjusted operating profit as a percentage of revenue and gross profit, adjusted pre-tax margin and net profit margin, EBITDA, adjusted EBITDA and net debt. Non-GAAP measures do not have definitions under GAAP and may be defined differently by and not comparable to similarly titled measures used by other companies. As a result, we review any non-GAAP financial measures in connection with a review of the most directly comparable measures calculated in accordance with GAAP. We caution you not to place undue reliance on such non-GAAP measures, but also to consider them with the most directly comparable GAAP measures. We present cash flows from operations in the attached tables, adjusted to include the change in non-trade floor plan debt to improve the visibility of cash flows related to vehicle financing. As required by SEC rules, we have reconciled these measures to the most directly comparable GAAP measures in the attachments to this release. We believe the non-GAAP financial measures we present improve the transparency of our disclosures; provide a meaningful presentation of our results from core business operations, because they exclude items not related to core business operations and other non-cash items; and improve the period-to-period comparability of our results from core business operations. These presentations should not be considered an alternative to GAAP measures.

LAD
Consolidated Statements of Operations (Unaudited)
(In millions except per share data)

	Three months ended December 31,		%	Twelve months ended December 31,		%
			Increase			Increase
	2024	2023	(Decrease)	2024	2023	(Decrease)
Revenues:
New vehicle retail	$4,705.9	$3,974.8	18.4%	$17,553.8	$15,154.2	15.8%
Used vehicle retail	2,638.5	2,267.5	16.4	11,268.6	9,570.2	17.7
Used vehicle wholesale	340.9	242.9	40.3	1,359.0	1,325.3	2.5
Finance and insurance	355.8	331.5	7.3	1,417.7	1,337.0	6.0
Aftersales	973.8	818.3	19.0	3,850.1	3,197.1	20.4
Fleet and other	207.2	39.5	424.6	787.7	458.5	71.8
Total revenues	9,222.1	7,674.5	20.2%	36,236.9	31,042.3	16.7%
Cost of sales:
New vehicle retail	4,398.7	3,660.5	20.2	16,324.1	13,760.1	18.6
Used vehicle retail	2,477.0	2,113.4	17.2	10,539.9	8,848.8	19.1
Used vehicle wholesale	344.5	251.8	36.8	1,365.3	1,343.7	1.6
Aftersales	442.1	368.0	20.1	1,727.2	1,445.7	19.5
Fleet and other	188.3	20.0	841.5	719.4	415.1	73.3
Total cost of sales	7,850.6	6,413.7	22.4	30,675.9	25,813.4	18.8
Gross profit	1,371.5	1,260.8	8.8%	5,561.0	5,228.9	6.4%

Finance operations income (loss)	9.0	(2.1)	NM	15.4	(45.9)	NM

SG&A expense	902.1	836.8	7.8	3,755.2	3,294.8	14.0
Depreciation and amortization	62.1	49.4	25.7	245.6	195.8	25.4
Income from operations	416.3	372.5	11.8%	1,575.6	1,692.4	(6.9)%
Floor plan interest expense	(64.8)	(48.3)	34.2	(278.8)	(150.9)	84.8
Other interest expense	(68.4)	(59.7)	14.6	(257.8)	(201.2)	28.1
Other income	3.9	15.2	(74.3)	39.3	22.0	78.6
Income before income taxes	287.0	279.7	2.6%	1,078.3	1,362.3	(20.8)%
Income tax expense	(69.8)	(63.6)	9.7	(256.7)	(350.6)	(26.8)
Income tax rate	24.3%	22.7%		23.8%	25.7%
Net income	$217.2	$216.1	0.5%	$821.6	$1,011.7	(18.8)%
Net income attributable to non-controlling interests	(1.0)	(1.9)	(47.4)%	(4.8)	(6.5)	(26.2)%
Net income attributable to redeemable non-controlling interest	—	(0.8)	(100.0)%	(14.8)	(4.4)	236.4%
Net income attributable to LAD	$216.2	$213.4	1.3%	$802.0	$1,000.8	(19.9)%

Diluted earnings per share attributable to LAD:
Net income per share	$8.12	$7.74	4.9%	$29.65	$36.29	(18.3)%

Diluted shares outstanding	26.6	27.6	(3.6)%	27.1	27.6	(1.8)%
NM - not meaningful

LAD
Key Performance Metrics (Unaudited)

	Three months ended December 31,		%		Twelve months ended December 31,		%
			Increase				Increase
	2024	2023	(Decrease)		2024	2023	(Decrease)
Gross margin
New vehicle retail	6.5%	7.9%	(140)	bps	7.0%	9.2%	(220)	bps
Used vehicle retail	6.1	6.8	(70)		6.5	7.5	(100)
Finance and insurance	100.0	100.0	—		100.0	100.0	—
Aftersales	54.6	55.0	(40)		55.1	54.8	30
Gross profit margin	14.9	16.4	(150)		15.3	16.8	(150)

Unit sales
New vehicle retail	96,760	80,596	20.1%		369,913	314,116	17.8%
Used vehicle retail	95,342	78,424	21.6		411,925	325,764	26.4

Average selling price
New vehicle retail	$48,635	$49,318	(1.4)%		$47,454	$48,244	(1.6)%
Used vehicle retail	27,674	28,913	(4.3)		27,356	29,378	(6.9)

Average gross profit per unit
New vehicle retail	$3,175	$3,899	(18.6)%		$3,324	$4,438	(25.1)%
Used vehicle retail	1,694	1,965	(13.8)		1,769	2,215	(20.1)
Finance and insurance	1,852	2,084	(11.1)		1,813	2,090	(13.3)
Total vehicle(1)	4,273	4,973	(14.1)		4,310	5,367	(19.7)

Revenue mix
New vehicle retail	51.0%	51.8%			48.4%	48.8%
Used vehicle retail	28.6	29.5			31.1	30.8
Used vehicle wholesale	3.7	3.2			3.8	4.3
Finance and insurance, net	3.9	4.3			3.9	4.3
Aftersales	10.6	10.7			10.6	10.3
Fleet and other	2.2	0.5			2.2	1.5

Gross Profit Mix
New vehicle retail	22.4%	24.9%			22.1%	26.7%
Used vehicle retail	11.8	12.2			13.1	13.8
Used vehicle wholesale	(0.3)	(0.7)			(0.1)	(0.4)
Finance and insurance, net	25.9	26.3			25.5	25.6
Aftersales	38.8	35.7			38.2	33.5
Fleet and other	1.4	1.6			1.2	0.8

	Adjusted		As reported		Adjusted		As reported
	Three months ended December 31,		Three months ended December 31,		Twelve months ended December 31,		Twelve months ended December 31,
Other metrics	2024	2023	2024	2023	2024	2023	2024	2023
SG&A as a % of revenue	9.9%	10.7%	9.8%	10.9%	10.3%	10.6%	10.4%	10.6%
SG&A as a % of gross profit	66.3	65.2	65.8	66.4	67.4	62.7	67.5	63.0
Operating profit as a % of revenue	4.4	5.1	4.5	4.9	4.4	5.5	4.3	5.5
Operating profit as a % of gross profit	29.8	30.8	30.4	29.5	28.5	32.7	28.3	32.4
Pretax margin	3.0	3.8	3.1	3.6	3.0	4.4	3.0	4.4
Net profit margin	2.3	3.0	2.4	2.8	2.3	3.3	2.3	3.3
(1)Includes the sales and gross profit related to new, used retail, used wholesale and finance and insurance and unit sales for new and used retail

LAD
Same Store Operating Highlights (Unaudited)

	Three months ended December 31,		%		Twelve months ended December 31,		%
			Increase				Increase
	2024	2023	(Decrease)		2024	2023	(Decrease)
Revenues
New vehicle retail	$4,200.5	$3,949.8	6.3%		$15,150.8	$14,884.6	1.8%
Used vehicle retail	2,119.0	2,248.4	(5.8)		8,623.9	9,372.6	(8.0)
Finance and insurance	321.8	328.4	(2.0)		1,251.0	1,311.4	(4.6)
Aftersales	838.1	810.3	3.4		3,220.2	3,128.1	2.9
Total revenues	7,854.3	7,615.4	3.1		29,634.2	30,446.9	(2.7)

Gross profit
New vehicle retail	$265.3	$312.6	(15.1)%		$1,030.3	$1,369.1	(24.7)%
Used vehicle retail	145.8	153.6	(5.1)		638.4	707.7	(9.8)
Finance and insurance	321.8	328.4	(2.0)		1,251.0	1,311.4	(4.6)
Aftersales	467.3	447.3	4.5		1,799.2	1,719.0	4.7
Total gross profit	1,206.0	1,252.7	(3.7)		4,738.1	5,132.5	(7.7)

Gross margin
New vehicle retail	6.3%	7.9%	(160)	bps	6.8%	9.2%	(240)	bps
Used vehicle retail	6.9	6.8	10		7.4	7.6	(20)
Finance and insurance	100.0	100.0	—		100.0	100.0	—
Aftersales	55.8	55.2	60		55.9	55.0	90
Gross profit margin	15.4	16.4	(100)		16.0	16.9	(90)

Unit sales
New vehicle retail	86,077	80,110	7.4%		315,728	308,662	2.3%
Used vehicle retail	74,407	77,714	(4.3)		306,408	319,225	(4.0)

Average selling price
New vehicle retail	$48,800	$49,305	(1.0)%		$47,987	$48,223	(0.5)%
Used vehicle retail	28,478	28,931	(1.6)		28,145	29,361	(4.1)

Average gross profit per unit
New vehicle retail	$3,082	$3,902	(21.0)%		$3,263	$4,436	(26.4)%
Used vehicle retail	1,959	1,976	(0.9)		2,084	2,217	(6.0)
Finance and insurance	2,005	2,081	(3.7)		2,011	2,089	(3.7)
Total vehicle(1)	4,535	4,979	(8.9)		4,668	5,368	(13.0)
(1)Includes the sales and gross profit related to new, used retail, used wholesale and finance and insurance and unit sales for new and used retail

LAD
Other Highlights (Unaudited)

	Three months ended December 31,		Twelve months ended December 31,
	2024		2024
Key Performance by Country	Total Revenue	Total Gross Profit	Total Revenue	Total Gross Profit
United States	79.3%	84.6%	77.9%	83.7%
United Kingdom	17.5%	12.9%	18.9%	13.7%
Canada	3.2%	2.5%	3.2%	2.6%

	As of
	December 31,	December 31,	December 31,
Days’ Supply(1)	2024	2023	2022
New vehicle inventory	59	47	32
Used vehicle inventory	53	41	43
(1) Days’ supply in inventory is calculated using on-ground inventory unit levels and a 30-day total unit sales volumes, both at the end of each reporting period.

Selected Financing Operations Financial Information

	Three months ended December 31,				Twelve months ended December 31,
($ in millions)	2024	% (1)	2023	% (1)	2024	% (1)	2023	% (1)
Interest and fee income	$95.6	9.7	$73.2	8.9	$347.8	9.5	$249.4	8.9
Interest expense	(49.1)	(5.0)	(45.0)	(5.4)	(195.1)	(5.3)	(170.5)	(6.1)
Total interest margin	$46.5	4.7	$28.2	3.4	$152.7	4.2	$78.9	2.8
Lease income	13.4		5.0		74.6		19.1
Lease costs	(9.3)		(2.1)		(60.3)		(8.4)
Lease income, net	4.1		2.9		14.3		10.7
Provision expense	(29.7)	(3.0)	(23.8)	(2.9)	(106.7)	(2.9)	(98.8)	(3.5)
Other financing operations expenses	(11.8)		(9.4)		(44.9)		(36.7)
Finance operations income (loss)	$9.0		$(2.1)		$15.4		$(45.9)

Total average managed finance receivables	$3,928.7		$3,277.0		$3,659.9		$2,802.8
(1)Annualized percentage of total average managed finance receivables

LAD
Condensed Consolidated Balance Sheets (Unaudited)
(In millions)

	December 31, 2024	December 31, 2023
Cash, restricted cash, and cash equivalents	$402.2	$941.4
Trade receivables, net	1,237.0	1,105.5
Inventories, net	5,911.7	4,753.9
Other current assets	221.3	136.8
Total current assets	$7,772.2	$6,937.6

Property and equipment, net	4,629.9	3,981.4
Finance receivables, net	3,875.2	3,259.9
Intangibles	4,665.8	4,332.8
Other non-current assets	2,184.8	1,120.8
Total assets	$23,127.9	$19,632.5

Floor plan notes payable	4,903.1	3,635.5
Other current liabilities	1,648.0	1,296.7
Total current liabilities	$6,551.1	$4,932.2

Long-term debt, less current maturities	6,119.3	5,483.7
Non-recourse notes payable, less current maturities	2,051.2	1,671.7
Other long-term liabilities and deferred revenue	1,726.9	1,262.0
Total liabilities	$16,448.5	$13,349.6

Equity and redeemable non-controlling interest	6,679.4	6,282.9
Total liabilities, equity, and redeemable non-controlling interest	$23,127.9	$19,632.5

LAD
Condensed Consolidated Statements of Cash Flows (Unaudited)
(In millions)

	Twelve months ended December 31,
Cash flows from operating activities:	2024	2023
Net income	$821.6	$1,011.7
Adjustments to reconcile net income to net cash used in operating activities	436.9	329.1
Changes in:
Inventories	(260.9)	(863.5)
Finance receivables	(629.4)	(1,052.0)
Floor plan notes payable	109.4	363.7
Other operating activities	(137.6)	(261.4)
Net cash provided by (used in) operating activities	340.0	(472.4)
Cash flows from investing activities:
Capital expenditures	(351.4)	(230.2)
Cash paid for acquisitions, net of cash acquired	(1,248.5)	(1,185.1)
Proceeds from sales of stores	85.7	142.9
Other investing activities	(340.2)	2.1
Net cash used in investing activities	(1,854.4)	(1,270.3)
Cash flows from financing activities:
Net borrowings on floor plan notes payable, non-trade	389.9	878.7
Net borrowings non-recourse notes payable	403.7	1,283.4
Net borrowings of other debt and finance lease liabilities	615.8	358.3
Proceeds from issuance of common stock	27.3	29.7
Repurchase of common stock	(365.9)	(48.9)
Dividends paid	(56.5)	(52.8)
Other financing activity	(21.6)	(38.6)
Net cash provided by financing activities	992.7	2,409.8
Effect of exchange rate changes on cash and restricted cash	(4.5)	33.4
Change in cash, restricted cash, and cash equivalents	(526.2)	700.5
Cash, restricted cash, and cash equivalents at beginning of period	972.0	271.5
Cash, restricted cash, and cash equivalents at end of period	445.8	972.0

LAD
Reconciliation of Non-GAAP Cash Flow from Operations (Unaudited)
(In millions)

	Twelve months ended December 31,
Net cash provided by operating activities	2024	2023
As reported	$340.0	$(472.4)
Floor plan notes payable, non-trade, net	389.9	878.7
Adjust: finance receivables activity	629.4	1,052.0
Less: Borrowings on floor plan notes payable, non-trade associated with acquired new vehicle inventory	(105.5)	(109.2)
Adjusted	$1,253.8	$1,349.1

LAD
Reconciliation of Certain Non-GAAP Financial Measures (Unaudited)
(In millions, except for per share data)

	Three Months Ended December 31, 2024
	As reported	Net gain on disposal of stores	Acquisition expenses	Tax attribute	Adjusted
Selling, general and administrative	$902.1	$7.9	$(0.3)	$—	$909.7
Operating income	416.3	(7.9)	0.3	—	408.7

Income before income taxes	287.0	(7.9)	0.3	—	279.4
Income tax (provision) benefit	(69.8)	4.1	(0.1)	(5.1)	(70.9)
Net income	$217.2	$(3.8)	$0.2	$(5.1)	$208.5
Net income attributable to non-controlling interests	(1.0)	—	—	—	(1.0)
Net income attributable to redeemable non-controlling interest	—	—	—	—	—
Net income attributable to LAD	$216.2	$(3.8)	$0.2	$(5.1)	$207.5

Diluted earnings per share attributable to LAD	$8.12	$(0.15)	$0.01	$(0.19)	$7.79
Diluted share count	26.6

	Three Months Ended December 31, 2023
	As reported	Net loss on disposal of stores	Insurance reserves	Acquisition expenses	Adjusted
Selling, general and administrative	$836.8	$(0.2)	$1.7	$(16.7)	$821.6
Operating income	372.5	0.2	(1.7)	16.7	387.7

Income before income taxes	279.7	0.2	(1.7)	16.6	294.8
Income tax (provision) benefit	(63.6)	(0.3)	0.5	0.6	(62.8)
Net income	$216.1	$(0.1)	$(1.2)	$17.2	$232.0
Net income attributable to non-controlling interests	$(1.9)	$—	$—	$—	$(1.9)
Net income attributable to redeemable non-controlling interest	$(0.8)	$—	$—	$—	$(0.8)
Net income attributable to LAD	$213.4	$(0.1)	$(1.2)	$17.2	$229.3

Diluted earnings per share attributable to LAD	$7.74	$—	$(0.04)	$0.62	$8.32
Diluted share count	27.6

LAD
Reconciliation of Certain Non-GAAP Financial Measures (Unaudited)
(In millions, except for per share data)

	Twelve Months Ended December 31, 2024
	As reported	Net gain on disposal of stores	Insurance reserves	Acquisition expenses	Premium on redeemable NCI buyout	Tax attribute	Adjusted
Selling, general and administrative	$3,755.2	$8.2	$(6.1)	$(10.0)	$—	$—	$3,747.3
Operating income	1,575.6	(8.2)	6.1	10.0	—	—	1,583.5

Income before income taxes	1,078.3	(8.2)	6.1	10.0	—	—	1,086.2
Income tax (provision) benefit	(256.7)	4.1	(1.6)	(0.5)	—	(13.1)	(267.8)
Net income	$821.6	$(4.1)	$4.5	$9.5	$—	$(13.1)	$818.4
Net income attributable to non-controlling interests	(4.8)	—	—	—	—	—	(4.8)
Net income attributable to redeemable non-controlling interest	(14.8)	—	—	—	11.6	—	(3.2)
Net income attributable to LAD	$802.0	$(4.1)	$4.5	$9.5	$11.6	$(13.1)	$810.4

Diluted earnings per share attributable to LAD	$29.65	$(0.15)	$0.17	$0.35	$0.43	$(0.49)	$29.96
Diluted share count	27.1

	Twelve Months Ended December 31, 2023
	As reported	Net gain on disposal of stores	Insurance reserves	Acquisition expenses	Contract buyouts	Adjusted
Selling, general and administrative	$3,294.8	$31.2	$(5.4)	$(27.2)	$(14.3)	$3,279.1
Operating income	1,692.4	(31.2)	5.4	27.2	14.3	1,708.1

Income before income taxes	1,362.3	(31.2)	5.4	27.2	14.3	1,378.0
Income tax (provision) benefit	(350.6)	8.2	(1.4)	(1.0)	(3.8)	(348.6)
Net income	$1,011.7	$(23.0)	$4.0	$26.2	$10.5	$1,029.4
Net income attributable to non-controlling interests	(6.5)	—	—	—	—	(6.5)
Net income attributable to redeemable non-controlling interest	(4.4)	—	—	—	—	(4.4)
Net income attributable to LAD	$1,000.8	$(23.0)	$4.0	$26.2	$10.5	$1,018.5

Diluted earnings per share attributable to LAD	$36.29	$(0.83)	$0.15	$0.95	$0.38	$36.94
Diluted share count	27.6

LAD
Adjusted EBITDA and Net Debt to Adjusted EBITDA (Unaudited)
(In millions)

	Three months ended December 31,		%	Twelve months ended December 31,		%
			Increase			Increase
	2024	2023	(Decrease)	2024	2023	(Decrease)
EBITDA and Adjusted EBITDA
Net income	$217.2	$216.1	0.5%	$821.6	$1,011.7	(18.8)%
Flooring interest expense	64.8	48.3	34.2	278.8	150.9	84.8
Other interest expense	68.4	59.7	14.6	257.8	201.2	28.1
Financing operations interest expense	49.1	45.0	9.1	195.1	170.5	14.4
Income tax expense	69.8	63.6	9.7	256.7	350.6	(26.8)
Depreciation and amortization	62.1	49.4	25.7	245.6	195.8	25.4
Financing operations depreciation expense	13.7	2.1	552.4	51.0	8.4	507.1
EBITDA	$545.1	$484.2	12.6%	$2,106.6	$2,089.1	0.8%

Other adjustments:
Less: flooring interest expense	$(64.8)	$(48.3)	34.2	$(278.8)	$(150.9)	84.8
Less: financing operations interest expense	(49.1)	(45.0)	9.1	(195.1)	(170.5)	14.4
Less: used vehicle line of credit interest	(4.6)	(8.4)	(45.2)	(24.2)	(19.6)	23.5
Add: acquisition expenses	0.3	16.6	(98.2)	10.0	27.2	(63.2)
Less: loss (gain) on disposal of stores	(7.9)	0.2	NM	(8.2)	(31.2)	NM
Add: insurance reserves	—	(1.7)	NM	6.1	5.4	NM
Add: contract buyouts	—	—	NM	—	14.3	NM
Adjusted EBITDA	$419.0	$397.6	5.4%	$1,616.4	$1,763.8	(8.4)%
NM - not meaningful

	As of				%
	December 31,				Increase
Net Debt to Adjusted EBITDA	2024		2023		(Decrease)
Floor plan notes payable	$4,903.1		$3,635.5		34.9%
Used and service loaner vehicle inventory financing facility	975.3		902.8		8.0
Revolving lines of credit	1,633.2		1,620.7		0.8
Warehouse facilities	834.0		587.0		42.1
Non-recourse notes payable	2,109.3		1,705.6		23.7
4.625% Senior notes due 2027	400.0		400.0		—
4.375% Senior notes due 2031	550.0		550.0		—
3.875% Senior notes due 2029	800.0		800.0		—
Finance leases and other debt	1,085.9		730.8		48.6
Unamortized debt issuance costs	(25.1)		(31.8)		(21.1)
Total debt	$13,265.7		$10,900.5		21.7%

Less: Floor plan related debt	$(5,878.4)		$(4,538.3)		29.5%
Less: Financing operations related debt	(2,943.3)		(2,292.6)		28.4
Less: Unrestricted cash and cash equivalents	(225.1)		(825.0)		(72.7)
Less: Marketable securities	(53.4)		—		—
Less: Availability on used vehicle and service loaner financing facilities	(23.3)		(25.5)		(8.6)
Net Debt	$4,142.2		$3,219.1		28.7%

TTM Adjusted EBITDA	$1,616.4		$1,763.8		(8.4)%

Net debt to Adjusted EBITDA	2.56	x	1.83	x
NM - not meaningful